AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 2006
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            American MoldGuard, Inc.
      --------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               California                                     74-3077656
----------------------------------------         --------------------------------
(State of Incorporation or Organization)                 (I.R.S. Employer
                                                       Identification No.)

    30200 Rancho Viejo Road, Suite G,                         92675
     San Juan Capistrano, California
----------------------------------------         --------------------------------
(Address of Principal Executive Offices)                    (Zip Code)


If this form relates to the registration         If this form relates to the
of a securities pursuant to Section              registration of a class of securities
12(b) of the Exchange Act and is                 pursuant to Section 12(g) of the
effective upon filing pursuant to                Exchange Act and is effective pursuant
General Instruction A.(c), please check          to General Instruction A.(d), please
the following box. /_/                           check the following box. /_/

      Securities Act registration statement file number to which this form relates: 333-130889

      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                   TITLE OF EACH CLASS                                    NAME OF EACH EXCHANGE ON WHICH
                   TO BE SO REGISTERED                                    EACH CLASS IS TO BE REGISTERED
----------------------------------------------------------    --------------------------------------------------------

       Units, each consisting of two shares of Common
          Stock, two Class A Common Stock Purchase
      Warrants, and one Class B Common Stock Purchase
                          Warrant                                              Boston Stock Exchange
          Common Stock, no par value per share                                 Boston Stock Exchange
         Class A Common Stock Purchase Warrants                                Boston Stock Exchange
         Class B Common Stock Purchase Warrants                                Boston Stock Exchange
----------------------------------------------------------    --------------------------------------------------------

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:                  None

Item 1.   Description of Registrant's Securities to be Registered.

         The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form SB-2, File No. 333-130889, filed with the Commission on January 6, 2006, as amended on February 13, 2006, March 28, 2006, April 10, 2006 April 17, 2006, April 18, 2006 and April 20, 2006
(the "Registration Statement") and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2.   Exhibits

         The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration
Statement:

1. Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).

2. Specimen copy of the Unit Certificate (Exhibit 4.3 to the Registration Statement).

3. Specimen copy of the Class A Common Stock Purchase Warrant (Exhibit A to Exhibit 4.2 to the Registration Statement).

4. Specimen copy of the Class B Common Stock Purchase Warrant (Exhibit B to Exhibit 4.2 to the Registration Statement).

5.       Form of Warrant Agreement (Exhibit 4.2 to the Registration Statement).

6. Certificate of Incorporation, as amended (Exhibit 3.1 to the Registration Statement).

7. Amended and Restated Bylaws, as amended (Exhibit 3.2 to the Registration Statement).

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   April 21, 2006

                                        AMERICAN MOLDGUARD, INC.

                                        By:  /s/ TOM BLAKELEY
                                            ---------------------------
                                            Tom Blakeley,
                                            Chief Executive Officer

                                  EXHIBIT INDEX

------  ------------------------------------------------------------------------
NO.     DESCRIPTION
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1.      Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the
        Registration Statement).
------  ------------------------------------------------------------------------
2. Specimen copy of the Unit Certificate (Exhibit 4.3 to the Registration Statement).
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3.      Specimen copy of the Class A Common Stock Purchase Warrant (Exhibit A to
        Exhibit 4.2 to the Registration Statement).
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4.      Specimen copy of the Class B Common Stock Purchase Warrant (Exhibit B to
        Exhibit 4.2 to the Registration Statement).
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5.      Form of Warrant Agreement (Exhibit 4.2 to the Registration Statement).
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6.      Certificate of Incorporation, as amended (Exhibit 3.1 to the
        Registration Statement).
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7.      Amended and Restated Bylaws, as amended (Exhibit 3.2 to the Registration
        Statement).
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